Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Reports Record Quarterly Revenue of $15.7 Million, Adjusted

EBITDA of $1.8 Million and 46.3% Gross Margin for the First Quarter

Successfully completes $10 Million Equity Raise

Ft. Myers, Florida – April 25, 2013 – NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services today reported its results for the first quarter of 2013.

First Quarter 2013 Highlights:

•	Test Volume Growth of 19%

•	Record Quarterly Revenue of $15.7 Million

•	Adjusted EBITDA(1) of $1.8 Million

•	Sequential Improvement in Gross Margin to 46.3%

•	Successful Completion of $10 Million Equity Raise

Revenue for the first quarter was $15.7 million, a 3%, increase over first quarter 2012 revenue on test volume growth of 19%. Revenue growth was achieved despite the $1.3 million reduction in quarterly revenue from the expiration of the Medicare Technical Component Grandfather Clause (TCGF) in July 2012 and two fewer reporting days than in last year’s first quarter. Both of these factors negatively impact year-over-year comparisons.

Gross margin declined to 46.3% from 47.1% in last year’s first quarter, but increased by over 300 basis points from the fourth quarter of 2012. Average revenue-per-test decreased by 13% from Quarter 1 2012, primarily as a result of the TCGF expiration, but was unchanged from last quarter. Average cost-per-test improved by 12% from the first quarter of 2012 and 5% from Quarter 4 2012.

Operating expenses increased by 10% to $6.9 million from $6.3 million in Quarter 1 of last year. This increase was driven by additional investments to increase sales staff and for new test development activities. In addition, the Company recognized $289,000 of additional variable stock-based compensation expense in the first quarter as a result of the 58% increase in the Company’s stock price over the quarter.

Adjusted EBITDA of $1.8 million for the quarter was largely unchanged from last year’s first quarter as a result of the $1.3 million reduction in quarterly revenues from the TCGF expiration and higher depreciation and stock-based compensation expense. Net income was $3,000 or $0.00/share versus $603,000 or $0.01/share in Quarter 1 last year.

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “We made solid progress in the first quarter. Revenue was at a record level, despite having fewer revenue days and significant Medicare reimbursement changes as compared to last year. Our 19% test volume growth demonstrates that we continue to gain market share. We are also pleased to have completed a stock offering that resulted in gross proceeds of $10 million to the Company. The offering was well-received with 39 institutional investors participating, most of whom were new investors to the Company.”

Mr. VanOort continued, “Over the last year, we have faced a challenging macroeconomic environment and encountered significant reimbursement pressures. Fortunately, we have been working hard to execute process improvements and to prepare for future growth. Our Best Practice Teams are making outstanding progress driving productivity up and costs down. The average number of tests completed per lab FTE increased by 6% from last year and is now at its highest level ever. As a result of these initiatives, our gross margin is back above 46%, despite the 13% year over year decrease in unit prices.”

Mr. VanOort continued “During the first quarter, we also expanded our sales force to improve our geographic coverage and to optimize the capabilities of our new and expanded California laboratory. Our high-complexity testing services require an investment in sales training and market development, and we are optimistic about the intermediate to longer term payback from these sales investments.”

Mr. VanOort concluded by saying, “Innovation remains a focus area for us again in 2013. We launched 17 new molecular tests, two new molecular disease profiles, and five new or modified FISH tests in the first quarter. In just 18 months, our Medical team has distinguished NeoGenomics in the marketplace by building one of the most comprehensive Molecular testing menus in the United States When combined with our FISH, flow cytometry, digital pathology, and other advanced testing services, NeoGenomics molecular test offerings are helping clients answer questions about even the most difficult cancer cases they encounter. We believe these innovations will continue to fuel our growth.”

Second Quarter 2013 Financial Outlook

The Company also issued guidance for the fiscal second quarter today. In Quarter 2, the Company expects revenue of $15.8 - $16.4 million and net income of $0.00 to $0.01 per share. This guidance is based on organic growth in the current business, and the Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and non-cash stock-based compensation expenses. See table for a reconciliation to net income.

Conference Call

The Company has scheduled a web-cast and conference call to discuss their Q1 2013 results on April 25, 2013 at 11:00 AM EDT. Interested investors should dial (877) 407-8033 (domestic) and (201) 689-8033 (international) at least five minutes prior to the call and ask for Conference ID Number 412952. A replay of the conference call will be available until 11:59 PM on May 9, 2013 and can be accessed by dialing (877) 660-6853 (domestic) and (201) 612-7415 (international). The playback Conference ID Number is 412952. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com or http://www.investorcalendar.com/IC/CEPage.asp?ID=170897. An archive of the web-cast will be available until 11:59 PM EST on July 25, 2013.

About NeoGenomics, Inc.

NeoGenomics, Inc. is a high-complexity CLIA–certified clinical laboratory that specializes in cancer genetics diagnostic testing, the fastest growing segment of the laboratory industry. The company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing. Headquartered in Fort Myers, FL, NeoGenomics has labs in Nashville, TN, Irvine, CA, Tampa, FL and Fort Myers, FL. NeoGenomics services the needs of pathologists, oncologists, other clinicians and hospitals throughout the United States. For additional information about NeoGenomics, visit http://www.neogenomics.com.

Interested parties can also access investor relations material from Hawk Associates at http://www.hawkassociates.com or neogenomics@hawk.com and from Zack’s Investment Research at http://www.zacks.com or scr@zacks.com.

Forward Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements, Actual results could differ materially from such statements expressed or implied herein. Factors that might cause such a difference include, among others, the company’s ability to continue gaining new customers, offer new types of tests, and otherwise implement its business plan. As a result, this press release should be read in conjunction with the company’s periodic filings with the SEC.

For further information, please contact:

NeoGenomics, Inc.	Hawk Associates, Inc.
Steven C. Jones	Ms. Julie Marshall
Director of Investor Relations	(305) 451-1888
(239) 325-2001	neogenomics@hawkassociates.com
sjones@neogenomics.com

NeoGenomics, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

ASSETS	March 31, 2013	December 31, 2012

Cash, cash equivalents	$4,628	$1,868

Accounts Receivable (net of allowance for doubtful accounts of $3,615 and $3,002, respectively)	15,628	14,034

Other Current Assets	2,487	2,679

TOTAL CURRENT ASSETS	22,743	18,581

PROPERTY AND EQUIPMENT (net of accumulated depreciation of $11,279 and $10,289, respectively)	8,045	8,607

INTANGIBLE ASSETS (net of accumulated amortization of $238 and $182, respectively)	2,744	2,800

OTHER ASSETS	84	83

TOTAL	$33,616	$30,071

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$11,949	$17,758

LONG TERM LIABILITIES	2,837	3,097

TOTAL LIABILITIES	14,786	20,855

STOCKHOLDERS’ EQUITY	18,830	9,216

TOTAL	$33,616	$30,071

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012

REVENUE	$15,657	$15,160

COST OF REVENUE	8,411	8,016

GROSS PROFIT	7,246	7,144

OPERATING EXPENSES:
General and administrative	4,175	3,750
Research and development	835	497
Sales and marketing	1,931	2,036

Total operating expenses	6,941	6,283

INCOME FROM OPERATIONS	305	861

INTEREST AND OTHER INCOME (EXPENSE) - NET	(285)	(258)

INCOME BEFORE INCOME TAXES	20	603

INCOME TAXES	17	—

NET INCOME	$3	$603

NET INCOME PER SHARE
- Basic	$0.00	$0.01

- Diluted	$0.00	$0.01

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING –
- Basic	46,624	44,697

- Diluted	50,923	47,424

NeoGenomics, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012

NET CASH USED IN OPERATING ACTIVITIES	$(1,330)	$(1,065)

NET CASH USED IN INVESTING ACTIVITIES	(239)	(1,314)

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,329	2,507

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,760	128

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,868	2,628

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,628	$2,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$274	$250

Income taxes paid	$17	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Purchase of licenses	$—	$1,945

Equipment leased under capital lease and equipment loans	$381	$1,174

NeoGenomics, Inc.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2013	2012

Net income	$3	$603

Adjustments to Net Income:
Interest expense (income), net	285	258
Amortization of intangibles	55	14
Depreciation	990	749
Income taxes	17	—

EBITDA	1,350	1,624

Further Adjustments to EBITDA:
Non-cash stock-based compensation	444	151

Adjusted EBITDA	$1,794	$1,775

Non – GAAP Adjusted EBITDA Definition

“Adjusted EBITDA” is defined by NeoGenomics as net income (loss) from continuing operations before (i) interest expense, (ii) tax expense and therapeutic discovery tax grants, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation and warrant amortization expense and (v) other extraordinary or non-recurring charges. NeoGenomics believes that Adjusted EBITDA provides a more consistent measurement of operating performance and trends across reporting periods by excluding these cash and non-cash items of expense not directly related to ongoing operations from income. Adjusted EBITDA also assists investors in performing analysis that is consistent with financial models developed by research analysts.

Adjusted EBITDA as defined by NeoGenomics is not a measurement under GAAP and may differ from non-GAAP measures used by other companies. There are limitations inherent in non-GAAP financial measures such as Adjusted EBITDA because they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of NeoGenomics recorded costs against its net revenue. Accordingly, investors should consider non-GAAP results together with GAAP results in analyzing NeoGenomics financial performance.

NeoGenomics, Inc.

Supplemental Information on Customer Requisitions Received and Tests Performed

(Unaudited, in thousands, except test and requisition data)

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012	% Increase (Decrease)

Requisitions Received	20,604	16,934	21.7%
Number of Tests Performed	32,088	26,932	19.1%
Avg. # of Tests / Requisition	1.56	1.59	(2.1)%

Total Testing Revenue	$15,657	$15,160	3.3%
Avg. Revenue/Requisition	$760	$895	(15.1)%
Avg. Revenue/Test	$488	$562	(13.3)%

Total Cost of Revenue	$8,411	$8,016	4.9%
Avg. Cost/Requisition	$408	$473	(13.7)%
Avg. Cost/Test	$262	$298	(12.1)%